                                                               Amended - 5/4/93
                                                               Amended - 11/3/93
                                                               Amended - 5/2/95
                                UTILICORP UNITED INC.          Amended - 4/30/96
                                                               Amended - 11/6/96
                                     BY-LAWS                   Amended - 2/5/97

                                    ARTICLE I

                                  STOCKHOLDERS

     SECTION 1. ANNUAL MEETINGS. The Corporation shall hold regular annual meetings of its Stockholders for the election of Directors and for the transaction of such other business as may properly be brought before the meeting at its executive offices at Kansas City, Missouri, or at such other locations as the Board of Directors may designate, on the first Wednesday in May, in each year, beginning in the year 1987, if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday, or at such other date as may be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     SECTION 2.     SPECIAL MEETINGS.   At any time in the interval between
annual meetings, special meetings of the Stockholders may be called by the President or by a Vice President, or by a majority of the Board of Directors by vote at a meeting or in writing with or without a meeting, or by not less than one-fifth of all of the outstanding shares entitled to vote at such meeting. At any time after the vesting of voting power of the holders of the Preference Stock, a special meeting of the Stockholders shall be held upon the request in writing of any holder of the Preference Stock entitled to vote in which case the President, a Vice President or the Secretary shall call such meeting to be held not less than ten (10) days nor more than sixty (60) days after the receipt of such request. Special meetings of the Stockholders shall be held at the executive offices of the Corporation at 911 Main, Kansas City, Missouri except in cases in which the calls therefor designate some other place either within or out of the State of Missouri.

     SECTION 3.     NOTICE OF MEETING.   Notice of every annual meeting or
special meeting of the Stockholders shall state the place, day and hour of such meeting and shall be given to each Stockholder entitled to vote at such meeting by leaving the same with him or her at his or her residence or usual place of business or by mailing it, postage prepaid and addressed to him or her at his or her address as it appears upon the books of the Corporation, not less than ten (10) nor more than sixty (60) days before such meeting. Notice of every special meeting shall state the purpose or purposes of the proposed meeting. Failure to give notice of any annual meeting, or any irregularity in such notice, shall not affect the validity of such annual meeting or of any proceedings at such meeting, except as otherwise required by law, by the Certificate of Incorporation or by the By-Laws.

     It shall not be requisite to the validity of any meeting of Stockholders that notice thereof, whether prescribed by law, by the Certificate of Incorporation or by these By-Laws, shall have been given to any Stockholder who attends in person or by proxy, except as otherwise prescribed by law, or to any Stockholder, who in writing executed and filed with records of the meeting either before or after the holding thereof, waives such notice.

     SECTION 4.     QUORUM.   At all meetings of Stockholders, the holders of
record of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business; provided, however, that at any special meeting of Stockholders called at the request of any holders of the Preference Stock pursuant to Section 2 of this Article I, and at the next and succeeding annual meetings of Stockholders until termination of such voting power of the Preference Stock, the holders of record of a majority of the shares of the Preference Stock issued and outstanding, present in person or represented by proxy, shall constitute a quorum for the election of such number of Directors as the holders of the Preference Stock may be entitled to elect at such special or annual meetings. If, however, no such quorum shall be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present or represented. At such adjourned meeting at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. If adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

     SECTION 5.     VOTING.   All elections of Directors shall be by ballot.
Except in cases in which it is by statute, by the Certificate of Incorporation or by these By-Laws otherwise provided, a majority of the votes shall be sufficient to elect and to pass any measure. At all elections of Directors of the Corporation, each Stockholder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of Directors to be elected, and each Stockholder may cast all of such votes for one candidate or may distribute them among two or more candidates as such Stockholder may see fit, and the candidates receiving the highest number of votes shall be deemed to be elected as Directors; provided, however, that at any special meeting of Stockholders called at the request of any holder of the Preference Stock pursuant to Section 2 of this Article I and at the next and succeeding annual meetings of Stockholders until termination of the voting power of the Preference Stock, the holders of the Preference Stock, voting separately as a class, shall be entitled to elect two Directors of the Corporation and the holders of the Common Stock shall be entitled to elect the remaining Directors of the Corporation.

     SECTION 6.     PROXIES.   Any Stockholder entitled to vote at any meeting
of Stockholders may vote either in person or by proxy, but no proxy which is dated more than three (3) years before the meeting at which it is offered shall be accepted, unless such proxy shall, on its face, name a longer period for which it is to remain in force. Every proxy shall be in writing subscribed by the Stockholder or his or her duly authorized attorney, and dated, but need not be sealed, witnessed or acknowledged.

     In lieu thereof, to the extent permitted by law, a proxy may be transmitted in a telegram, cablegram or other means of electronic transmission provided that the telegram, cablegram or electronic transmission either sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Stockholder. A copy, facsimile transmission or other reliable reproduction of a written or electronically-transmitted proxy authorized by this Section 6 may be substituted for or used in lieu of the original writing or electronic transmission.

     SECTION 7.     LIST OF STOCKHOLDERS.   A complete list of the Stockholders
entitled to vote at each meeting of Stockholders arranged by class in alphabetical order, with the address of each according to the records of the Corporation and the number of voting shares registered in the name of each, shall be prepared by the Secretary and shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days before every meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present and shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders or to vote in person or by proxy at such meeting.

     SECTION 8.     INSPECTORS OF ELECTION.   The Corporation shall, in advance
of any meeting of Stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of Stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share,
(ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

     SECTION 9.     CONDUCT OF MEETINGS.   The date and time of the opening
and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at such meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of Stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgement of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitation on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman shall permit; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (5) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

     SECTION 10.     NOTICE OF STOCKHOLDER PROPOSAL.   At a meeting of the
Stockholders, only such business shall be conducted as shall have properly brought before the meeting. Any Stockholder who intends to bring any matter other than the election of Directors before a meeting of Stockholders and is entitled to vote on such matter shall deliver written notice of such Stockholder's intent to bring such matter before the meeting of Stockholders, either by personal delivery or by the United States mail, postage pre-paid, to the Secretary of the Corporation. Such notice must be received by the Secretary not later than the following dates: (1) with respect to an annual meeting of Stockholders, 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (2) with respect to any other annual meeting of Stockholders, or a special meeting of Stockholders the close of business on the tenth day following the date of public disclosure of the date of such meeting.


                                   ARTICLE II

                               BOARD OF DIRECTORS

    *SECTION 1.     NUMBER, TERM OF OFFICE, POWERS.   The Board of Directors of
the Corporation shall consist of not less than three persons, the exact number of Directors to be fixed from time to time solely by the vote of not less than a majority of the Directors then in office, and shall by divided into three classes, Class A, Class B and Class C. Each class shall be elected at successive annual meetings of Stockholders for a term of three years and shall be as nearly equal in number as possible. At each annual meeting of Stockholders, the successors to the class of Directors whose term shall expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Each Director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier resignation or removal; or, in the event of the vesting of voting power in the Preference Stock, until the election of his or her

*See sheet attached after page #6
                                        5
successor pursuant to the provisions of Article Four of the Certificate of Incorporation and the qualification of such new Director. Any increase or decrease in the number of Directors shall be apportioned by the Board of Directors among the classes so as to make all classes as nearly equal in number as possible. No decrease in the number of Directors shall shorten the term of any incumbent Director. A Director who is chosen in the manner provided herein to fill a vacancy in the Board or to fill a newly-created directorship resulting from an increase in the number of Directors shall hold office until the next election of the class for which such Director shall have been chosen and until his or her successor is elected and qualified or until his or her earlier resignation or removal; or, in the event of the vesting of voting power in the Preference Stock, until the election of his or her successor pursuant to the provisions of Article Four of the Certificate of Incorporation and the qualification of such new Director. Upon termination of the voting power of the Preference Stock, the terms of office of all Directors elected by the holders of such class shall forthwith terminate.

     Directors need not be Stockholders. The business and property of the Corporation shall be conducted and managed by its Board of Directors, which may exercise all of the powers of the Corporation except such as are by statute, by the Certificate of Incorporation or by these By-Laws conferred upon or reserved to the Stockholders. The Board of Directors shall keep full and fair account of its transactions.

     SECTION 2.     ANNUAL MEETING.   The annual meeting of the Board of
Directors shall be held immediately following the annual meeting of Stockholders at the place where such meeting of Stockholders was held or at such other place as the Board of Directors shall determine. Notice of such meeting need not be given.

     SECTION 3.     REGULAR MEETINGS.   Regular meetings of the Board of
Directors may be held without notice at such time and at such place as may be fixed from time to time by the Board of Directors.

     SECTION 4.     SPECIAL MEETINGS.   Special meetings of the Board of
Directors shall be held whenever called by the Secretary at the direction and upon the request of the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Board of Directors by a vote at a meeting or any two Directors, and notice of the place, day and hour of every special meeting shall be given to each Director by the mailing of notice to each Director at least 48 hours before the meeting or by notifying each Director of the meeting at least 24 hours prior thereto either personally, by telephone, telegram, cablegram or

*
Pursuant to Board action of November 2, 1993, the following new paragraph is added as the second paragraph of Section 1, Article II:

     "Effective for Directors first elected or appointed to the Board of Directors on and after November 3, 1993, each Director of the Corporation upon attaining the age of 72 years shall be deemed to have submitted his or her resignation as a Director of this Corporation to be effective on the day such Director attains the age of 72 years. The continuation as a Director, election or reelection of a Director, by mistake or otherwise, in violation of the aforesaid policy, shall not, ipso facto, void such continuation, election or reelection, or nullify any action so taken by such person as a Director."

electronic or facsimile transmission. It shall not be requisite to the validity of any meeting of the Board of Directors that notice thereof shall have been given to any Director who attends, or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice of adjourned meetings of the Board of Directors need be given. All regular and special meetings of the Board of Directors shall be general meetings, this is to say, open for the transaction of any business within the powers of the Corporation without special notice of such business, except in cases in which special notice is required by law, by the Certificate of Incorporation, by these By-Laws or by the call of such meeting.

  ** SECTION 5.     QUORUM.   At all meetings of the Board of Directors,
one-third of the total number of the Directors shall constitute a quorum for the transaction of business. Except in cases in which it is by law, by the Certificate of Incorporation or by the By-Laws otherwise provided, a majority of such quorum shall decide any questions that may come before the meeting. In the absence of a quorum, the Directors present by majority vote may adjourn the meeting from time to time without notice other than by verbal announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 6.     VACANCIES.   Vacancies occurring in the Board of Directors,
through death, resignation, increase in the number of Directors, termination of the terms of office of Directors elected by the holders of the Preference Stock or any other cause may be filled by the vote of a majority of the remaining Directors, although such majority is less than a quorum; provided, however, that so long as voting power is vested in the holders of the Preference Stock to elect Directors, any vacancy in Directors elected by the holders of Preference Stock may be filled by the remaining Director elected by the holders of the Preference Stock or, in the event of simultaneous vacancies among Directors elected by the holders of the Preference Stock, an election of the holders of the Preference Stock pursuant to the provisions of Article Four of the Certificate of Incorporation will be held, and any vacancies in the Directors elected by any other class or classes of stock may be filled by the remaining Director or Directors elected by such class or classes of stock.

     SECTION 7.     COMMITTEES.   The Board of Directors may, by resolution
passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate

** See attached sheet
                                        7

**

Pursuant to Board action of November 6, 1996, the first sentence in Section 5,
Article II is amended as follows:

     At all meetings of the Board of Directors, a majority of the total number of members of the Directors as constituted from time to time shall constitute a quorum for the transaction of business.

members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have such powers as are granted to it by the resolution of the Board or by subsequent resolutions passed by a majority of the whole Board. Nothing herein shall limit the authority of the Board of Directors to appoint other committees consisting in whole or in part of persons who are not Directors of the Corporation to carry out such functions as the Board may designate.

     SECTION 8.     PRESENCE AT MEETING.   Members of the Board of Directors or
any committee designated by such Board, may participate in the meeting of said Board or committee by means of conference telephone or similar communication equipment by means of which all persons in the meeting can hear each other and participate. The ability to participate in a meeting in the above manner shall constitute presence at said meeting for purpose of a quorum and any action thereat.

     SECTION 9.     ACTION WITHOUT MEETINGS.   Any action required to be taken
at any meeting of the Board of Directors or any committee designated by such Board may be taken without a meeting, if all members of the Board or committee consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     SECTION 10. ELIGIBILITY TO MAKE NOMINATIONS. Nominations of candidates for election as Directors at any meeting of Stockholders called for election of Directors (an "Election Meeting") may be made by the Board of Directors or by any Stockholder entitled to vote at such Election Meeting.

     SECTION 11. PROCEDURE FOR NOMINATIONS BY STOCKHOLDERS. Any Stockholder entitled to vote for the election of a Director at an Election Meeting may nominate one or more persons for such election only if written notice of such Stockholder's intent to make such nomination is given, either by personal delivery or by United States mail postage pre-paid, to the Secretary of the Corporation. Such notice must be received by the Secretary not later than the following dates: (1) with respect to an annual meeting of Stockholders, 60 days in advance of such meeting if such meeting is to be held on a day which is 30 days preceding the anniversary of the previous year's annual meeting or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (2) with respect to any other annual meeting of Stockholders or a special meeting of Stockholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting. The written notice shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee,
(iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, and (iv) such other information concerning each such nominee as would be required, under the rules of the United States Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee as a Director. Such notice shall include a signed consent of each such nominee to serve as a Director of the Corporation, if elected.

     SECTION 12.    COMPLIANCE WITH PROCEDURES.   If the Chairman of the
Election Meeting determines that a nomination of any candidate for election as a Director was not made in accordance with the applicable provisions of these By-Laws, such nomination shall be void; provided, however, that nothing in these By-Laws shall be deemed to limit any class voting rights provided to holders of Preference Stock.

     SECTION 13.    COMPENSATION.   Directors may receive such compensation
as may be fixed for their services by resolution of the Board of Directors, and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting thereof. Nothing in this Section shall be construed to preclude a Director from serving the Corporation in any other capacity and receiving compensation therefor.

     *SECTION 14.   ADVISORY BOARDS OF DIRECTORS.   The Board of Directors
may elect an Advisory Board of Directors for each division of the Corporation. Each member of an Advisory Board shall be known individually as an Advisory Director. Each Advisory Director shall hold office from the time of his appointment or election until the next meeting of the Board of Directors which follows the annual meeting of Stockholders, or until he shall have resigned, or until he shall have been removed with or without cause by a vote of a majority of the entire Board of Directors at any of its meetings or by the Chief Executive Officer. Advisory Directors may receive such compensation as may be fixed for their services by resolution of the Board of Directors and expenses of attendance, if any, may be allowed for attendance at each meeting thereof. Nothing in this section shall be construed to preclude an Advisory Director from serving the Corporation in any other capacity and receiving compensation therefor.

* Delete entire Section 14 pursuant to Board action on May 2, 1995.

                               **** ARTICLE III

                                     OFFICERS

     **
     * SECTION 1.   ELECTION, TERM OF OFFICE, APPOINTMENTS.   The Board of
Directors shall elect the following officers at its annual meeting: a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board may also elect, appoint or provide for the appointment of, such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation, including, but not limited to, a Chairman of the Board, a Vice Chairman of the Board, one or more Division Presidents, and one or more Division Vice Presidents. Officers shall hold office until the corresponding meeting in the next year and until their successors shall have been duly chosen and qualified in their stead or removed in the manner provided in Section 11 of this Article III. Any vacancy in any of the offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting. The term "Vice President" shall include Executive Vice Presidents, Senior Vice Presidents and Assistant Vice Presidents and the titles of Vice Presidents may be limited by the Board of Directors by words describing particular functional areas of responsibility. The term ""Division Vice President" shall include Division Executive Vice Presidents, Division Senior Vice Presidents and Division Assistant Vice Presidents and the titles of Division Vice Presidents may be limited by the Board of Directors by words describing particular functional areas of responsibility.

     *** SECTION 2. CHAIRMAN AND VICE CHAIRMAN.   The Chairman of the Board,
if elected, or failing election, the President, shall preside over meetings of the Stockholders and meetings of the Board of Directors and shall have additional powers and duties as may be prescribed by the Board of Directors. The Vice Chairman of the Board, if elected, or failing election, the President, shall preside over meetings of the Stockholders and meetings of the Board of Directors in the absence of the Chairman of the Board. The Chairman of the Board or the Vice Chairman of the Board may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation, and he or she shall have such additional powers and duties as may be prescribed by the Board of Directors.

     SECTION 3.     PRESIDENT AND VICE PRESIDENTS.   The President shall have
general supervision and management over the business and policies of the Corporation. The President

* See attached sheet
** See attached sheet
*** See attached sheet
**** See attached sheets

*

Pursuant to Board action of May 4, 1993, the fifth sentence of Section 1,
Article III is amended to read as follows:

     The term "Vice President" shall include Executive Vice Presidents,
     Managing Executive Vice Presidents, Senior Vice Presidents, Managing Senior Vice Presidents and Assistant Vice Presidents and the titles of Vice Presidents may be limited by the Board of Directors by words describing particular functional areas of responsibility.

**

Pursuant to Board action of November 2, 1993, Section 1, Article III is hereby amended by deleting in the ninth line thereof the words "a Vice Chairman of the Board" and inserting in lieu thereof "one or more Vice Chairmen of the Board."



***
Pursuant to Board action of November 2, 1993, Section 2, Article III is hereby amended to read in its entirety as follows:

     "SECTION 2. CHAIRMAN AND VICE CHAIRMEN. The Chairman of the Board shall preside over meetings of the Stockholders and meetings of the Board of Directors and shall have additional powers and duties as may be prescribed by the Board of Directors.

     The Chairman of the Board may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated to some other officer or agent of the Corporation, and he or she shall have such additional powers and duties as may be prescribed by the Board of Directors.

     A Vice Chairman of the Board, when designated by the Chairman or by a majority of the Board of Directors, shall preside over meetings of the Stockholders and meetings of the Board of Directors in the absence of the Chairman of the Board."

****
Pursuant to Board action of May 2, 1995, Article III is deleted in its entirety and replaced with the following new Article III:

                                  ARTICLE III

                                   OFFICERS

          *****
          SECTION 1.  ELECTION, TERM OF OFFICE, APPOINTMENTS.   The Board of
     Directors shall elect the following officers at its annual meeting: a President, one or more Vice Presidents (hereinafter referred to as "elected Vice Presidents" and identified in this Section), a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. The Board may also elect such other officers as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation, including, but not limited to, a Chairman of the Board and one or more Vice Chairmen of the Board. Officers shall hold office until the corresponding meeting in the next year and until their successors shall have been duly chosen and qualified in their stead or removed in the manner provided in Section 9 of this Article III. Any vacancy in any of the offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting. The Board of Directors may authorize the President to appoint and remove additional Vice Presidents and to prescribe the powers and duties thereof.

          SECTION 2. CHAIRMAN AND VICE CHAIRMEN. The Chairman of the Board shall preside over meetings of the Stockholders and meetings of the Board of Directors and shall have additional powers and duties as may be prescribed by the Board of Directors. The Chairman of the Board may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated to some other office or agent of the Corporation, and he or she shall have such additional powers and duties as may be prescribed by the Board of Directors. A Vice Chairman of the Board, when designated by the Chairman or by a majority of the Board of Directors, shall preside over meetings of the Stockholders and meetings of the Board of Directors in the absence of the Chairman of the Board.

          ******
          SECTION 3. PRESIDENT AND ELECTED VICE PRESIDENTS. The President shall have general supervision and management over the business and policies of the Corporation. The President or any elected Vice President may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the

 ***** See attached sheet
****** See attached sheet

*****

Pursuant to Board action of April 30, 1996, the last sentence of Section 1 of
Article III is hereby deleted and is replaced by the following sentence:

     The Board of Directors may authorize the Chairman and/or the President to appoint and remove additional Vice Presidents and to prescribe the powers and duties thereof.


******

Pursuant to Board action of April 30, 1996, the last sentence of Section 3 of
Article III is hereby deleted and is replaced by the following sentence:

     In the case of Vice Presidents appointed by the Chairman and/or President, such Vice President shall have such power and duties as may be prescribed by the Chairman and/or President.

     signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The President or any elected Vice President may sign, with the Treasurer or an Assistant Treasurer, or with any Secretary or Assistant Secretary, certificates of stock of the Corporation. The President and elected Vice Presidents shall have such additional powers and duties as may be prescribed by the Board of Directors. In the case of Vice Presidents appointed by the President, such Vice Presidents shall have such powers and duties as may be prescribed by the President.

          SECTION 4. CHIEF OFFICERS. The Board of Directors may designate either the Chairman of the Board or the President as Chief Executive Officer. The Chief Executive Officer shall have overall responsibility for the management of the business of the Corporation and the establishment of it policies. The Board of Directors may designate any elected Vice President as Chief Operating Officer. The Chief Operating Officer shall have overall operational responsibility for the Corporation. The Board of Directors my designate any elected Vice President as Chief Financial Officer. The Chief Financial Officer shall have overall responsibility for the financial and accounting operations of the Corporation.

          SECTION 5. SECRETARY. The Secretary shall be sworn to the faithful discharge of his or her duty and shall record the proceedings of the meetings of the Stockholders and of the Board of Directors, in books provided for that purpose; he or she shall see that all notices are duly given in accordance with the provisions of these By-Laws, or as required by law; he or she shall be custodian of the records and of the corporate seal or seals of the Corporation; he or she shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; he or she may sign, with the President or an elected Vice President, certificates of stock of the Corporation; and, in general, he or she shall perform all duties incident to the office of a Secretary of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Board of Directors. Any Assistant Secretary elected by the Board of Directors may have such additional powers and duties as may be prescribed by the Board of Directors.

          SECTION 6. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he or she may sign, with the President or an elected Vice President, certificates of stock of the Corporation; and, in general, he or she shall perform all duties incident to the office of a Treasurer of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Board of Directors. Any Assistant Treasurer elected by the Board of Directors may have such additional powers and duties as may be prescribed by the Board of Directors.

          SECTION 7. OFFICERS HOLDING TWO OR MORE OFFICES. Any two or more of the above mentioned offices may be held by the same person, except that one person may not hold the office of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by statute, by the Certificate of Incorporation or by these By-Laws, to be executed, acknowledged or verified by any two or more officers.


          SECTION 8. COMPENSATION. The Board of Directors shall have the power to fix the compensation of all officers of the Corporation.

          SECTION 9. REMOVAL. Any officer of the Corporation may be removed, with or without cause, by a vote of a majority of the entire Board of Directors at a meeting called for that purpose, or by an officer upon whom such power of removal may have been conferred.

          The By-Laws of the Company are hereby amended by deleting in its entirety Section 14 of Article II, entitled "Advisory Board of Directors."

or any Vice President may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The President or any Vice President may sign, with the Treasurer or an Assistant Treasurer, or with any Secretary or Assistant Secretary, certificates of stock of the Corporation. The President and Vice President shall have such additional powers and duties as may be prescribed by the Board of Directors.

     SECTION 4.     DIVISION PRESIDENTS AND DIVISION VICE PRESIDENTS.   Each
Division President shall have general supervision and management over the business of the Division to which he or she has been assigned by the Board of Directors and shall manage and supervise the Division in accordance with policies of the Corporation. Any Division President or any Division Vice President may sign and execute, in the name of the Corporation, all authorized deeds, contracts, or other instruments pertaining to the Division to which he or she has been assigned. Division Presidents or any Division Vice Presidents shall have such additional powers and duties as may be prescribed by the Board of Directors.

     SECTION 5.     CHIEF OFFICERS.   The Board of Directors may designate
either the Chairman of the Board or the President as Chief Executive Officer. The Chief Executive Officer shall have overall responsibility for the management of the business of the Corporation and the establishment of its policies. The Board of Directors may designate any Vice President as Chief Operating Officer. The Chief Operating Officer shall have overall operational responsibility for the Corporation. The Board of Directors may designate any Vice President as Chief Financial Officer. The Chief Financial Officer shall have overall responsibility for the financial and accounting operations of the Corporation.

     SECTION 6.     SECRETARY.   The Secretary shall be sworn to the faithful
discharge of his or her duty and shall record the proceedings of the meetings of the Stockholders and of the Board of Directors, in books provided for that purpose; he or she shall see that all notices are duly given in accordance with the provisions of these By-Laws, or as required by law; he or she shall be custodian of the records and of the corporate seal or seals or of the Corporation; he or she shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; he or she may sign, with the President or a Vice President, certificates of stock of the Corporation; and, in general, he or she shall perform all duties incident to the office of a Secretary of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

     SECTION 7.     TREASURER.   The Treasurer shall have charge of and be
responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he or she may sign, with the President or a Vice President, certificates of stock of the Corporation; and, in general, he or she shall perform all duties incident to the office of a Treasurer of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

     SECTION 8. SUBORDINATE OFFICERS. The Board of Directors may elect or appoint such subordinate officers as it may deem desirable, including but not limited to one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Division Assistant Secretaries and a Division Treasurer. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may authorize any officer to appoint and remove subordinate officers and prescribe the powers and duties thereof.

     SECTION 9.     OFFICERS HOLDING TWO OR MORE OFFICES.   Any two of the
above mentioned offices, except those of President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by statute, by the Certificate of Incorporation or by these By-Laws, to be executed, acknowledged or verified by any two or more officers.

     SECTION 10.    COMPENSATION.   The Board of Directors shall have the power
to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

     SECTION 11.    REMOVAL.   Any officer of the Corporation may be removed,
with or without cause, by a vote of a majority of the entire Board of Directors at a meeting called for that purpose, or by an officer upon whom such power of removal may have been conferred.

                                   ARTICLE IV

                                      STOCK

     * SECTION 1.   CERTIFICATES.   Each Stockholder shall be entitled to a
certificate or certificates certifying the number and kind of share owned, signed in the name of and for and on the behalf of the Corporation by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed, with the seal of the Corporation; provided, however, that where such certificate is countersigned by a transfer that where such certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case an officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers. Stock certificates shall be in such form, not inconsistent with law or with the Certificate of Incorporation, as shall be approved by the Board of Directors.

     The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 2.     TRANSFER OF SHARES.   Transfers of stock shall be made upon
the books of the Corporation upon presentation of the certificates by the registered holder in person or by duly authorized attorney, or upon presentation

 * See attached sheet

*

Pursuant to Board action of February 5, 1997, the first sentence of Section 1 of Article IV is amended by deleting the first sentence of said Section 1 and inserting the following new first sentence:

          SECTION 1. CERTIFICATES. Each Stockholder shall be entitled to a certificate or certificates certifying the number and kind of share owned, signed in the name of and for and on the behalf of the Corporation by the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed, with the seal of the Corporation; provided, however, that where such certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed.

of proper evidence of succession, assignment or authority to transfer and upon surrender of the certificate therefor.

    SECTION 3.     TRANSFER AGENTS AND REGISTRARS.   The Corporation may have
one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a Transfer Agent, if the Corporation has a Transfer Agent, or until registered by a Registrar, if the Corporation has a Registrar. The Board of Directors may designate the same person or corporation as Registrar and Transfer Agent.

    SECTION 4.     RECORD DATES.   The Board of Directors is hereby
authorized to fix in advance a date, not exceeding sixty (60) days and not less than ten (10) days preceding (1) the date of any meeting of Stockholders, (2) the date for the payment of any dividend, (3) the date for the allotment of rights, or (4) the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such Stockholders and only such Stockholders, as shall be Stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation any after such record date fixed aforesaid. In any case in which the Board of Directors does not fix a record date as aforesaid, the determination of the Stockholders entitled to notice of and to vote at such a meeting of Stockholders, or to receive such dividends or rights, as the case may be, shall be made in accordance with Section 213 of the General Corporation Law of Delaware.

    SECTION 5.     MUTILATED, LOST OR DESTROYED CERTIFICATES.   The Board of
Directors or any officer of the Corporation to whom the Board of Directors has delegated authority, or failing such delegation, the Secretary of the Corporation, may authorize any transfer agent of the Corporation to issue, and any registrar of the Corporation to register, at any time and from time to time unless otherwise directed, a new certificate or certificates of stock in the place of a certificate or certificates theretofore issued by the Corporation, alleged to have been lost, destroyed or mutilated, upon surrender of the mutilated certificate, or in the case of loss or destruction of the certificate, upon receipt by the transfer agent of evidence of such loss or destruction, which may be the affidavit of the applicant; a bond indemnifying the Corporation and any transfer agent and registrar of the class of stock involved against claims that may be made against it or them on account of the lost or destroyed certificate or the issuance of a new certificate, of such kind and in such amount as the Board of Directors shall have authorized the transfer agent to accept generally or as the Board of Directors or an authorized officer shall approve in particular cases; and any other document or instruments that the Board of Directors or an authorized officer may require from time to time to protect adequately the interest of the Corporation. A new certificate may be issued without requiring any bond when, in the judgment of the Directors, or such authorized officer, it is proper to do so.


                                      ARTICLE V

                                DIVIDENDS AND FINANCE


    SECTION 1.     DIVIDENDS.   Subject to the provisions of the Certificate
of Incorporation, and of any bonds or indentures securing bonds of the Corporation, the Board of Directors may, in its discretion, declare what, if any, dividends shall be paid upon the stock of the Corporation, or upon any class of such stock. Except as otherwise provided by the Certificate of Incorporation, dividends shall be payable upon such dates as the Board of Directors may designate. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for payment as a sinking fund to retire bonds of the Corporation, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conductive to the interests of the Corporation, and the Directors may abolish any such reserve in the manner in which it was created.

    SECTION 2.     FISCAL YEAR.   The fiscal year of the Corporation shall be
the twelve months ending on December 31 of each year, unless otherwise provided by the Board of Directors.


                                      ARTICLE VI

                                  SUNDRY PROVISIONS

    SECTION 1.     SEAL.     The Corporate Seal of the Corporation shall bear
the name of the Corporation and the words "CORPORATE SEAL, DELAWARE" and may bear the year of incorporation. If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation.

    SECTION 2.     BOOKS AND RECORDS.   The Board of Directors may determine
from time to time whether and, if allowed, when and under what conditions and regulations, the books and records of the Corporation, or any of them, shall be open to the inspection of Stockholders, and the rights of Stockholders in this respect are and shall be limited accordingly, except as otherwise provided by statute. Under no circumstances shall any Stockholder have the right to inspect any books or records or receive any statement for an illegal or improper purpose.

    SECTION 3.     INDEMNITY BONDS.   The Board of Directors may require any
officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

    SECTION 4.     VOTING STOCK IN OTHER CORPORATIONS.   Any stock in other
corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporations by the President of the Corporation or any officer of the Corporation authorized by the President or by any officer or nominee of the Corporation when authorized by the Board of Directors.

    SECTION 5.     INDEMNIFICATION OF OFFICERS AND DIRECTORS.   Except as
otherwise provided by Delaware law, each person who is or was serving as a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation against any costs or expenses (including attorney's fees), judgments, fines and amounts paid in settlement, which are actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, and whether brought by or in the right of the Corporation to procure a judgement in its favor, to which such person is made a party or threatened to be made a party by reason of the fact that he is or was a director or officer of the Corporation, or is or was at the request of the Corporation serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other
enterprise.   Such right to indemnification, however, may be
made only as authorized in any particular case by the Board of Directors by
(1) a majority vote of a quorum thereof consisting of Directors not parties to the action, suit or proceeding, or, (2) if such a quorum is not obtainable or, if obtainable, a majority thereof so directs, by independent legal counsel (who, if a quorum of disinterested directors is not obtainable, shall be selected by a majority vote of the full Board) in a written opinion, or
(3) by the Stockholders, upon a determination that the person to be indemnified, did under the circumstances involved, act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action, upon a determination that the person to be indemnified had no reasonable cause to believe that his or her conduct was unlawful. The Corporation shall advance the costs and expenses (including attorney's fees) reasonably incurred by each person in defending any civil or criminal action, suit or proceeding herein described in advance of the final disposition thereof, if authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such person to repay any or all of such amount as to which it may be ultimately determined under this By-Law that such person is not entitled. The indemnification provided by this By-Law provision shall not be exclusive of any other right to which those indemnified may be entitled under the laws of the State of Delaware, as now in effect or hereafter amended, or under any other by-law or any agreement, vote of the Stockholders or disinterested directors, or otherwise, and shall not limit in any way any right which the Corporation may have to make further indemnifications with respect to the same or different persons or classes of persons.

    Section 6.     AMENDMENTS.   Subject to the provisions of Article Seven of
the Certificate of Incorporation, these By-Laws, whether made by the Stockholders or by the Board of Directors, may be amended, added to or repealed at any meeting of the Board of Directors or the Stockholders.

    SECTION 7.     DIVISIONS.   The Board of Directors may from time to time
designate and organize certain geographical areas of the utility operations and business of the Corporation as Divisions of the Corporation. The Board of Directors may cause such Divisions to operate and conduct business by names other than the name of the Corporation if lawful to do so.

    SECTION 8. REGISTERED OFFICE AND REGISTERED AGENT. The location of the registered office and the name of the registered agent of the Corporation in the State of Delaware shall be as stated in the Certificate of Incorporation or as determined from time to time by the Board of Directors and on file in the appropriate public offices of the state of Delaware pursuant to applicable provisions of law.

    SECTION 9.     CORPORATE OFFICES.   The Corporation may have such other
corporate offices and places of business anywhere within or out of the State of Delaware as the Board of Directors may from time to time designate or the business of the Corporation may require.




                                            /s/ Dale J. Wolf
                                           ---------------------------



Date:  November 6, 1991
-----------------------------


D9